Exhibit (d)(6)(vi)

EQ ADVISORS TRUST

AMENDMENT NO. 6 TO THE

INVESTMENT SUB-ADVISORY AGREEMENT

AMENDMENT NO. 6 to the Investment Sub-Advisory Agreement dated March 16, 2023 (“Amendment No. 6”) between Equitable Investment Management Group, LLC, a Delaware limited liability company (“Adviser”), and AllianceBernstein L.P., a Delaware limited partnership (“AllianceBernstein” or “Sub-Adviser”).

Adviser and AllianceBernstein agree to modify the Agreement as follows:

1.	New Portfolio. Effective April 3, 2023, Adviser hereby appoints AllianceBernstein as a Sub-Adviser to the EQ/Intermediate Corporate Bond Portfolio.

2.	Duration of Agreement.

a.	With respect to the New Portfolio, the Agreement will continue in effect for a period of two years from the date first set forth above and may be continued thereafter pursuant to subsection (b) below.

b.

With respect to the New Portfolio, the Agreement shall continue in effect annually after the date specified in subsection (a), only so long as such continuance is specifically approved at least annually by a majority of the Trustees who are not a party to the Agreement or interested persons as defined in the Investment Company Act of 1940, as amended (“1940 Act”) (“Independent Trustees”), and by either the Board of Trustees or a vote of a majority of the outstanding shares of the Portfolio. The required shareholder approval of the Agreement or of any continuance of the Agreement shall be effective with respect to a Portfolio if a majority of the outstanding voting securities of the series (as defined in Rule 18f-2(h) under the 1940 Act) vote to approve the Agreement or its continuance, notwithstanding that the Agreement or its continuance may not have been approved by a majority of the outstanding voting securities of (a) any other Portfolio affected by the Agreement, or (b) all the Portfolios of the Trust.

3.

Modified Fee. Adviser and AllianceBernstein agree to amend the Agreement to modify the fee payable to the Sub-Adviser for investment advisory and other services the Sub-Adviser provides to the EQ/Long-Term Bond Portfolio.

4.

Appendix A. Appendix A to the Agreement setting forth the Portfolios of the Trust for which AllianceBernstein is appointed as the Sub-Adviser and the fee payable to the Sub-Adviser with respect to the Portfolios is hereby replaced in its entirety by Appendix A attached hereto.

5.	Appendix B. Appendix B to the Agreement is hereby replaced in its entirety by Appendix B attached hereto.

6.	Ratification. Except as modified and amended hereby, the Agreement is ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 6 as of the date first set forth above.

EQUITABLE INVESTMENT MANAGEMENT GROUP, LLC		ALLIANCEBERNSTEIN L.P.

By:	/s/ Kenneth Kozlowski	By:	/s/ Matthew S. White
	Kenneth Kozlowski Director, Executive Vice President and Chief Investment Officer		Name: Matthew S. White Title: Assistant Secretary

APPENDIX A

TO

AMENDMENT NO. 6 TO

INVESTMENT SUB-ADVISORY AGREEMENT

The Adviser shall pay the Sub-Adviser monthly compensation computed daily at an annual rate equal to the following:

Portfolio(s)	Annual Sub-Advisory Fee Rate

Special Equity Portfolios†, which shall include the following Portfolios or Allocated Portions of a Portfolio (collectively referred to as “Special Equity Portfolios”):

    EQ/AB Small Cap Growth Portfolio*

    (Active Allocated Portion only)

0.60% of the Special Equity Portfolios’ average daily net assets up to and including $1 billion;

0.55% of the Special Equity Portfolios’ average daily net assets over $1 billion up to and including $1.5 billion;

0.50% of the Special Equity Portfolios’ average daily net assets over $1.5 billion up to and including $2 billion;

0.45% of the Special Equity Portfolios’ average daily net assets over $2 billion up to and including $2.5 billion; and

0.40% of the Special Equity Portfolios’ average daily net assets over $2.5 billion**

General Equity Portfolios, which shall include the following Portfolios or Allocated Portions of a Portfolio (collectively referred to as “General Equity Portfolios”):

    EQ/Large Cap Value Managed Volatility Portfolio*

    (Active Allocated Portion only)

0.49% of the General Equity Portfolios’ average daily net assets up to and including $100 million;

0.30% of the General Equity Portfolios’ average daily net assets over $100 million up to and including $200 million;

0.25% of the General Equity Portfolios’ average daily net assets over $200 million**

Tactical Manager Portfolios, which shall include the Index Allocated Portions of the following Portfolios (collectively referred to as “Tactical Manager Portfolios”):

    EQ/Large Cap Value Managed Volatility Portfolio*

0.045% of the Tactical Manager Portfolios’ average daily net assets up to and including $10 billion;

0.03% of the Tactical Manager Portfolios’ average daily net assets over $10 billion up to and including $20 billion; and

0.02% of the Tactical Manager Portfolios’ average daily net assets over $20 billion**

Dynamic Portfolios, which shall consist of the EQ/AB Dynamic Moderate Growth Portfolio, EQ/AB Dynamic Growth Portfolio, and EQ/AB Dynamic Aggressive Growth Portfolio (collectively referred to as “Dynamic Portfolios”)	0.25% of the Dynamic Portfolios’ average daily net assets up to and including $4 billion; and 0.23% of the Dynamic Portfolios’ average daily net assets over $4 billion**

EQ/Common Stock Index Portfolio EQ/Equity 500 Index Portfolio EQ/Large Cap Growth Index Portfolio EQ/Small Company Index Portfolio

0.03% of the Portfolio’s average daily net assets up to and including $3 billion;

0.02% of the Portfolio’s average daily net assets over $3 billion and up to and including $5 billion; and

0.015% of the Portfolio’s average daily net assets over $5 billion****

EQ/Quality Bond PLUS Portfolio* (Active Allocated Portion only)	0.29% of the Active Allocated Portion’s average daily net assets up to and including $100 million; and 0.20% of the Active Allocated Portion’s average daily net assets over $100 million***

EQ/International Equity Index Portfolio†	0.02% of the Portfolio’s average daily net assets****

ATM International Managed Volatility Portfolio*

ATM Large Cap Managed Volatility Portfolio*

ATM Mid Cap Managed Volatility Portfolio*

ATM Small Cap Managed Volatility Portfolio*

EQ/2000 Managed Volatility Portfolio*

EQ/400 Managed Volatility Portfolio*

EQ/500 Managed Volatility Portfolio*

EQ/International Managed Volatility Portfolio*

0.02% of the Sub-Adviser Allocated Portion of each Portfolio***

1290 VT Natural Resources Portfolio	0.02% of the Index Allocated Portion’s average daily net assets***

1290 VT Real Estate Portfolio	0.02% of the Index Allocated Portion’s average daily net assets***

EQ/AB Small Cap Growth Portfolio* (Index Allocated Portion only) EQ/Quality Bond PLUS Portfolio* (Index Allocated Portion only) Multimanager Aggressive Equity Portfolio* (Index Allocated Portion only)	0.02% of the Index Allocated Portion’s average daily net assets***

EQ/Emerging Markets Equity PLUS Portfolio*	0.12% of the Index Allocated Portion’s average daily net assets up to and including $100 million; and 0.10% of the Index Allocated Portion’s average daily net assets over $100 million***

EQ/AB Short Duration Government Bond Portfolio	0.050% of the Portfolio’s average daily net assets up to and including $10 billion; and 0.040% of the Portfolio’s average daily net assets over $10 billion****

Bond Portfolios, which shall consist of the EQ/Long-Term Bond Portfolio and EQ/Intermediate Corporate Bond Portfolio (collectively referred to as “Bond Portfolios”)	0.0150% of the Bond Portfolios’ average daily net assets up to and including $5 billion; and 0.0125% of the Bond Portfolios’ average daily net assets in excess of $5 billion**

EQ/Large Cap Value Index Portfolio	0.02% of the Portfolio’s average daily net assets up to and including $150 million; and 0.015% of the Portfolio’s average daily net assets in excess of $150 million****

EQ/Mid Cap Index Portfolio	0.02% of the Portfolio’s average daily net assets up to and including $150 million; and 0.015% of the Portfolio’s average daily net assets in excess of $150 million****

Multimanager Technology Portfolio*

0.04% of the Sub-Adviser Allocated Portion’s average daily net assets up to and including $100 million;

0.03% of the Sub-Adviser Allocated Portion’s average daily net assets in excess of $100 million up to and including $600 million; and

0.0275% of the Sub-Adviser Allocated Portion’s average daily net assets in excess of $600 million***

EQ/AB Sustainable U.S. Thematic Portfolio

0.30% of the Portfolio’s average daily net assets up to and including $200 million;

0.25% of the Portfolio’s average daily net assets in excess of $200 million up to and including $400 million; and

0.20% of the Portfolio’s average daily net assets in excess of $400 million****

*	Fee to be paid with respect to this Portfolio shall be based only on the portion of the Portfolio’s average daily net assets advised by the Sub-Adviser.
**

The daily sub-advisory fee for the related portfolios is calculated by multiplying the aggregate net assets of the related portfolios at the close of the immediately preceding business day by the Annual Sub-Advisory Fee Rate calculated as set forth above and then dividing the result by the number of days in the year. The daily sub-advisory fee applicable to each Portfolio/Allocated Portion is the portion of the daily sub-advisory fee for the related portfolios that is equal to the Portfolio’s/Allocated Portion’s net assets relative to the aggregate net assets of the related portfolios, including the Portfolio/Allocated Portion, used in the fee calculation for that day.

†	Assets of EQ/International Equity Index Portfolio will be aggregated with the Special Equity Portfolios for purposes of calculating the sub-advisory fee applicable for the Special Equity Portfolios.
***

The daily sub-advisory fee for the Allocated Portion is calculated by multiplying the aggregate net assets of the Allocated Portion at the close of the immediately preceding business day by the Annual Sub-Advisory Fee Rate calculated as set forth above and then dividing the result by the number of days in the year.

****

The daily sub-advisory fee for the Portfolio is calculated by multiplying the aggregate net assets of the Portfolio at the close of the immediately preceding business day by the Annual Sub-Advisory Fee Rate calculated as set forth above and then dividing the result by the number of days in the year.

APPENDIX B

TO

AMENDMENT NO. 6 TO

INVESTMENT SUB-ADVISORY AGREEMENT

The Sub-Adviser is relying on the relief in CFTC Regulation 4.7(c) with respect to the following Portfolio(s) (each, a “4.7 Portfolio”):

1290 VT Natural Resources Portfolio

1290 VT Real Estate Portfolio

ATM International Managed Volatility Portfolio

ATM Large Cap Managed Volatility Portfolio

ATM Mid Cap Managed Volatility Portfolio

ATM Small Cap Managed Volatility Portfolio

EQ/2000 Managed Volatility Portfolio

EQ/400 Managed Volatility Portfolio

EQ/500 Managed Volatility Portfolio

EQ/AB Dynamic Aggressive Growth Portfolio

EQ/AB Dynamic Growth Portfolio

EQ/AB Dynamic Moderate Growth Portfolio

EQ/AB Short Duration Government Bond Portfolio

EQ/AB Small Cap Growth Portfolio (Active Allocated Portion only)

EQ/AB Small Cap Growth Portfolio (Index Allocated Portion only)

EQ/AB Sustainable U.S. Thematic Portfolio

EQ/Common Stock Index Portfolio

EQ/Emerging Markets Equity PLUS Portfolio

EQ/Equity 500 Index Portfolio

EQ/Intermediate Corporate Bond Portfolio

EQ/International Equity Index Portfolio

EQ/International Managed Volatility Portfolio

EQ/Large Cap Growth Index Portfolio

EQ/Large Cap Value Index Portfolio

EQ/Large Cap Value Managed Volatility Portfolio

EQ/Large Cap Value Managed Volatility Portfolio (Active Allocated Portion only)

EQ/Long-Term Bond Portfolio

EQ/Mid Cap Index Portfolio

EQ/Quality Bond PLUS Portfolio (Active Allocated Portion only)

EQ/Quality Bond PLUS Portfolio (Index Allocated Portion only)

EQ/Small Company Index Portfolio

Multimanager Aggressive Equity Portfolio (Index Allocated Portion only)

Multimanager Technology Portfolio